As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1723097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(216) 252-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

(216) 252-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Gherlein, Esq. Baker & Hostetler LLP 3200 National City Center 1900 East Ninth Street Cleveland, Ohio 44114 (216) 621-0200	Richard E. Farley Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3434

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt Securities

(1)	The Registrant is registering an indeterminate aggregate amount of debt securities as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of such debt securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

We may offer debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. We will provide the specific terms of any offering of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these debt securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities also will be set forth in the applicable prospectus supplement.

These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2006.

About this Prospectus

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our” or “American Greetings” refer to American Greetings Corporation and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such filings are available to the public from the Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Commission’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You may also inspect the information that we file a the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. Information about us, including our filings, is also available on our website at http://www.corporate.americangreetings.com, however that information is not part of this prospectus or any accompanying prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2006, filed on May 10, 2006; and

•	Our Current Report on Form 8-K filed on April 6, 2006.

Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided however, that we are not incorporating in each case, any documents or information contained therein that has been furnished but not filed with the Commission.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write American Greetings Corporation, One American Road, Cleveland, Ohio 44144, Attention: Secretary (telephone (216) 252-7300).

The Company

Founded in 1906, we operate predominantly in a single industry: the design, manufacture and sale of everyday and seasonal greeting cards and other social expression products. We manufacture and sell greeting cards, gift wrap, party goods, candles, stationery and giftware in North America, including the United States, Canada and Mexico, and throughout the world, primarily in the United Kingdom, Australia, New Zealand and South Africa. In addition, AG Interactive, Inc. (which is now wholly owned by us and was formerly known as AmericanGreetings.com, Inc.) markets e-mail greetings, personalized printable greeting cards and other social expression products through our Web sites www.americangreetings.com, www.bluemountain.com, and www.egreetings.com; co-branded Web sites and on-line services. In 2005, AG Interactive launched its AG Mobile unit, which specializes in the distribution of ringtones for cellular telephones, graphics, games, alerts and other social messaging products and applications to mobile devices. Our subsidiary, Learning Horizons, Inc. distributes supplemental educational products. Design licensing and character licensing are done primarily by our subsidiaries, A.G.C. Inc. and Those Characters From Cleveland, Inc., respectively. The Hatchery, LLC (50% of which is owned by us) also develops and produces original family and children’s entertainment for all media. Our A.G. Industries, Inc. subsidiary manufactures custom display fixtures for our products and products of others. As of February 28, 2006, we also owned and operated 503 card and gift shops throughout North America.

Our principal executive office is located at One American Road, Cleveland, Ohio 44144. Our telephone number is (216) 252-7300. Our website address is http://www.corporate.americangreetings.com. Information on our website does not constitute part of this prospectus.

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Use of Proceeds

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the debt securities will be added to our general corporate funds and may be used, including without limitation, to repay debt, fund share repurchases, fund dividends, finance acquisitions, finance capital expenditures and operating expenses and invest in subsidiaries. Prior to such application, all or a portion of the net proceeds may be invested in short-term investments.

Consolidated Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown.

	Fiscal Year Ended February 28 or 29,
	2002		2003	2004	2005	2006
Consolidated ratio of earnings to fixed charges (1)	—	(2)	2.8	2.5	2.1	3.6

(1)	Ratio of earnings to fixed charges is computed by dividing fixed charges into earnings plus fixed charges. For purposes of determining this ratio, earnings have been calculated as pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries. Fixed charges consist of interest expense (including amortized premiums, discounts and capitalized expenses related to indebtedness) and the estimated interest component of rent expense. The information presented has been reclassified to reflect our South African business unit as a discontinued operation.
(2)	Earnings for the fiscal year ended February 28, 2002 were inadequate to cover fixed charges. The coverage deficiency was $205,164.

Description of Debt Securities

We may from time to time offer to sell debt securities. We will set forth a description of the debt securities that may be offered under this prospectus in a prospectus supplement or other offering material.

The debt securities offered under this prospectus will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time, and The Bank of Nova Scotia Trust Company of New York will act as trustee.

Plan of Distribution

We may sell debt securities offered pursuant to the applicable prospectus supplement to one or more underwriters for public offering and sale by them or we may sell debt securities to investors directly or through agents. We may also sell the debt securities through a combination of these methods.

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The distribution of the debt securities may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933 (the “Securities Act”) and any discounts or commissions received by them and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any conditions to the obligations of the underwriters, dealers or agents to purchase the debt securities, discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

We may have, or enter into, agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or our other agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The underwriters and other agents will not be responsible for the validity or performance of the contracts.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of our and/or their business.

Legal Matters

Unless otherwise specified in a prospectus supplement, the validity of the debt securities will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of February 28, 2006, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the debt securities, other than underwriting discounts and commissions.

Commission registration fee		(1)
Rating agency fees	$170,000
Legal fees and expenses	$115,000
Accounting fees and expenses	$150,000
Trustee’s fees and expenses	$25,000
Printing, distribution and engraving fees	$5,000
Miscellaneous	$100,000

Total	$565,000

(1)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

Article IV of American Greetings’ Code of Regulations provides for the indemnification of our directors and officers to the maximum extent permitted by Ohio law as authorized by our Board of Directors and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of American Greetings upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification. We maintain a directors’ and officers’ insurance policy which insures our directors and officers from claims arising out of an alleged wrongful act by such persons in their respective capacities as our directors and officers, subject to certain exceptions.

Item 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland, State of Ohio, as of the 11th day of May, 2006.

AMERICAN GREETINGS CORPORATION

By:	/s/ CATHERINE M. KILBANE
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zev Weiss, Jeffrey Weiss, Michael J. Merriman, Jr., and Catherine M. Kilbane or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2006.

SIGNATURE	TITLE

/s/ MORRY WEISS Morry Weiss	Chairman of the Board; Director

/s/ ZEV WEISS Zev Weiss	Chief Executive Officer; Director (principal executive officer)

/s/ JEFFREY WEISS Jeffrey Weiss	President; Chief Operating Officer; Director

/s/ SCOTT S. COWEN Scott S. Cowen	Director

/s/ JOSEPH S. HARDIN, JR. Joseph S. Hardin, Jr.	Director

/s/ STEPHEN R. HARDIS Stephen R. Hardis	Director

/s/ HARRIET MOUCHLY-WEISS Harriet Mouchly-Weiss	Director

/s/ CHARLES A. RATNER Charles A. Ratner	Director

SIGNATURE	TITLE

/s/ JERRY SUE THORNTON Jerry Sue Thornton	Director

/s/ MICHAEL J. MERRIMAN, JR. Michael J. Merriman, Jr.	Senior Vice President; Chief Financial Officer (principal financial officer)

/s/ JOSEPH B. CIPOLLONE Joseph B. Cipollone	Vice President; Corporate Controller (principal accounting officer)

AMERICAN GREETINGS CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1	Form of Trust Indenture between American Greetings Corporation and the trustee for the debt securities**

4.2	Form of debt securities (included in Exhibit 4.1)

5.1	Opinion of Baker & Hostetler, LLP **

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page hereto)

25.1	Statement of Eligibility on Form T-1 of The Bank of Nova Scotia Trust Company of New York, N.A., as trustee for the American Greetings Corporation debt securities**

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	Filed herewith